BofI Holding, Inc. Reschedules Fourth Quarter 2018
Results Call to August 7, 2018

FDIC Call Report For The Period Ending June 30, 2018 Filed Today

SAN DIEGO, CA - (BUSINESSWIRE) 7/26/18 - BofI Holding, Inc. (NASDAQ: BOFI) (the “Company”), parent of BofI Federal Bank, announced today that it has rescheduled its fourth quarter 2018 conference call originally scheduled to take place on Thursday, July 26, 2018 at 2:00 PM PT (5:00 PM ET) to Tuesday, August 7, 2018 at 2:00 PM PT (5:00 PM ET). The Company’s consolidated financial results, including the holding company and its banking subsidiary, BofI Federal Bank, will be completed and distributed prior to the August 7, 2018 call. The Company filed its call report with the FDIC detailing financial results for its banking subsidiary, BofI Federal Bank, for the period ended June 30, 2018 concurrently with this press release.
The Company is currently in advanced discussions regarding a material acquisition. We hoped the timing to complete the purchase agreement would coincide with our previously scheduled fourth quarter 2018 earnings announcement. Given the advanced nature of the discussions, the Company believes that, on its rescheduled fourth quarter 2018 conference call, it can provide the financial impact and strategic implications of the proposed acquisition. While the Company anticipates completing the purchase agreement with the counterparty prior to the rescheduled call, there is no guarantee that the Company will successfully finalize the acquisition or finalize it by the date of the rescheduled call.
Interested parties may access the rescheduled conference call by visiting BOFI’s website at bofiholding.com and clicking on the webcast link or by dialing toll-free number 877-407-8293. For those interested parties who may be unavailable to listen to the live broadcast, a replay will be available until Friday, September 7, 2018, at BOFI's website and telephonically by dialing toll-free number 877-660-6853, passcode 13681340.

About BofI Holding, Inc.
BofI Holding, Inc. is the holding company for BofI Federal Bank, a nationwide bank that provides financing for single and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. With approximately $10 billion in assets, BofI Federal Bank provides consumer and business banking products through its low-cost distribution channels and affinity partners. BofI Holding, Inc.’s common stock is listed on the NASDAQ Global Select Market under the symbol “BOFI” and is a component of the Russell 2000® Index, the S&P SmallCap 600® Index, and the KBW Nasdaq Financial Technology Index. For more information on BofI Federal Bank, please visit bofifederalbank.com.

Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to BofI’s financial prospects and other projections of its performance and asset quality, BofI’s ability to grow and increase its business, diversify its lending, the outcome and effects of pending class action litigation filed against the Company, and the anticipated timing and financial performance of new initiatives. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation changes in interest rates, inflation, government regulation, general economic conditions, conditions in the real estate markets in which we operate and other factors beyond our control. These and other risks and uncertainties detailed in BofI’s periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and BofI undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:
Johnny Lai, CFA
VP, Corporate Development and Investor Relations
Phone: 1-858-649-2218
Email: jlai@bofi.com